REVOLVING CREDIT AND LOAN AGREEMENT

                         DATED AS OF SEPTEMBER 1, 1999

         KOS PHARMACEUTICALS, INC., a Florida corporation (the "Borrower"), and MICHAEL JAHARIS, an individual residing in South Norwalk, Connecticut (the "Lender"), agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Acquisition Price shall have the meaning ascribed thereto in subsection (c) of Section 4.04 below.

         SECTION 1.02. Acquisition Transaction shall mean (i) a merger or consolidation, or any similar transaction, of Borrower into or with another corporation or other entity (other than into or with a Related Company), (ii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of Borrower; (iii) the sale of all or substantially all of the assets of the Borrower, or (iv) any substantially similar transaction.

         SECTION 1.03. Adjusted Conversion Price shall mean the price for conversion of part or all of the Note into Common Stock after adjustment as provided in Section 4.04 of this Agreement.

         SECTION 1.04. Advances shall mean the advances made under the Note and pursuant to this Agreement, including without limitation any advances made prior to the date hereof which were contemplated to be made pursuant to this Agreement, which advances are deemed refinanced under the Note as of the Closing Date.

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         SECTION 1.05. Business Day shall mean any day other than a Saturday,
Sunday or other day on which the Borrower's business is closed.

         SECTION 1.06. Closing Date shall mean the date on which the closing for this Loan is held.

         SECTION 1.07. Common Stock shall mean the capital common stock of the Borrower, consisting of 50,000,000 authorized shares $.01 par value, of which 17,894,529 shares are issued and outstanding as of July 30, 1999.

         SECTION 1.08. Compensation shall mean (i) any and all compensation, including without limitation salaries, bonuses, commissions, fringe benefits, deferred compensation, retirement benefit contributions and similar benefits, paid to employees of the Borrower for services rendered, and (ii) any and all compensation and payments, including without limitation payments reportable as income to recipients on the various types of IRS Forms 1099, paid to recipients for services rendered.

         SECTION 1.09. Conversion Consideration shall have the meaning ascribed thereto in Section 4.02 below.

         SECTION 1.10. Conversion Date for any particular conversion of part or all of the Note into Common Stock shall mean the date set by the Lender for conversion in the Conversion Notice.

         SECTION 1.09. Conversion Notice shall mean the Conversion Notice described in Section 4.02.

         SECTION 1.11. Conversion Price shall be $4.91 per share, determined as the average of the closing prices of a share of Common Stock on the NASDAQ National Market (as reported

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in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by the Borrower and the holder hereof) for the thirty (30) successive full trading days, ending on the full trading day immediately prior to the First Advance Date, on which at least one share of Common Stock is traded.

         SECTION 1.12. Credit Facility shall mean the $50,000,000.00 revolving credit facility made available by the Lender pursuant to the Note.

         SECTION 1.13. Debt shall mean the debt of any Person at any date, without duplication in calculating the amount thereof, arising from:

                  (i)      all obligations of such Person for borrowed money;

                  (ii) all obligations of such Person evidenced by bonds (other than performance bonds), debentures, notes or other similar instruments;

                  (iii) all trade credit and other obligations of such Person to pay the deferred purchase price of property or services;

                  (iv) all obligations of such Person as lessee under capital leases; (v) all debt of others secured by a lien on any asset of such Person, whether or not such debt is assumed by such Person; and

                  (vi)     all debt of others guaranteed by such Person.

         SECTION 1.14. Environmental Complaint shall mean any complaint, order, citation or notice of violation of Environmental Laws with regard to air emissions, water discharges, surface contamination, noise emissions or any other environmental, health or safety matter affecting the Borrower or any of its real properties.

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         SECTION 1.15. Environmental Laws means and includes the comprehensive
Environmental Response, Conservation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials, as now or at any time hereafter in effect.

         SECTION 1.16. Environmental and Safety Requirements shall mean any and all Environmental Laws and any other federal, state and local laws relating to public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of toxic or otherwise hazardous materials, substances, or wastes into ambient air, surface water, groundwater, subsurface soil or lands or otherwise relating to generation, the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of toxic or otherwise hazardous materials, substances or wastes.

         SECTION 1.17. Event of Default shall mean an Event of Default under
Section 7.01.

         SECTION 1.18. Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

         SECTION 1.19. First Advance Date shall mean the date of the first Advance under the Note and this Agreement.

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         SECTION 1.20. Hazardous Discharge shall mean the happening of any event involving the generation, use, spill, discharge or storage, disposal or cleanup of any Hazardous Materials not in compliance with Environmental Laws.

         SECTION 1.21. Hazardous Material shall mean any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum product, asbestos, polychlorinated biphenyls, underground storage tanks and the contents thereof including, without limitation, any such materials defined in or regulated pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Conservation and Liability Act, as amended, the Federal Clean Water Act as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, or any other Environmental Law, whether existing as of the date hereof, previously enforced, or subsequently enacted.

         SECTION 1.22. Loan shall mean the loan made pursuant to Section 2.01 and the Note.

         SECTION 1.23. Loan Documents shall mean this Agreement, the Note, the Registration Rights Agreement, the Security Agreement, the Patent Security Agreement, the UCC-1 financing statement executed in connection with the Security Agreement, and each and every other document executed or delivered in connection with the closing of this transaction, each such document being referred to individually as a "Loan Document".

         SECTION 1.24. Maturity Date shall mean December 31, 2003.

         SECTION 1.25. New Securities shall have the meaning ascribed thereto in subsection (b) of Section 4.04 below.

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         SECTION 1.26. New Securities Issuance Price shall have the meaning ascribed thereto in subsection (b) of Section 4.04 below.

         SECTION 1.27. Note shall mean the promissory note referred to in
Section 2.01, substantially in the form of Exhibit I attached hereto and made a part hereof.

         SECTION 1.28. Patent Security Agreement shall mean the Patent, Trademark and License Security Agreement of even date herewith granted by Borrower to Lender as collateral security for the Note.

         SECTION 1.29. Permissible Equipment Financing Indebtedness shall mean Debt incurred for equipment financing in the ordinary course of business (i) in an amount not in excess of $250,000.00 in the aggregate for any one transaction, or (ii) for the lease or purchase of automobiles for use by employees. For the purpose of defining a transaction, all equipment orders from the same vendor or affiliated vendors made within a 30 day period for a group of similar or interrelated items shall constitute one transaction.

         SECTION 1.30. Permissible Letter of Credit Indebtedness shall mean Debt incurred for the procurement of letters of credit (standby or documentary) in the ordinary course of business in an amount not in excess of $2,000,000 in the aggregate for all transactions at any one time. For the purpose of defining a transaction, all letters of credit procured for the same underlying transaction or a substantially related transaction shall constitute one transaction.

         SECTION 1.31. Person means any individual, joint venture, corporation, company, limited liability company, voluntary association, partnership, limited partnership, limited liability partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

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         SECTION 1.32. Registration Rights Agreement shall mean the Registration
Rights Agreement of even date herewith entered into by Borrower in favor of Lender with respect to the Common Stock to be issued upon conversion of the Note pursuant to Article IV of this Agreement.

         SECTION 1.33. Related Company or Related Companies shall mean (i) any direct or indirect subsidiary of Borrower; (ii) Kos Investments, Inc., a Delaware corporation, and all successors thereto; (iii) Kos Holdings, Inc., a Delaware corporation, and all successors thereto.

         SECTION 1.34. Related Person or Related Persons shall mean any stockholder of Kos Investments, Inc., a Delaware corporation, existing as of the date of this Agreement.

         SECTION 1.35. Request Notice shall mean a notice requesting an Advance pursuant to Section 2.02 below, which notice shall be in the form and substance attached hereto as Exhibit II hereto.

         SECTION 1.36. Securities Act shall mean the Securities Act of 1933, as amended from time to time.

         SECTION 1.37. Security Agreement shall mean the Security Agreement of even date herewith granted by Borrower to Lender as collateral security for the Note.

         SECTION 1.38. Stock Pledge Agreement shall mean the Stock Pledge Agreement of even date herewith granted by the Borrower to Lender as collateral security for the Note.

         SECTION 1.39. Subsidiary shall mean Aeropharm Technology, Inc., a Delaware corporation, which is a wholly owned subsidiary of Lender.

         SECTION 1.40. Subsidiary Guaranty shall mean the Guaranty of even date herewith granted by the Subsidiary to Lender guaranteeing repayment of the Note.

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         SECTION 1.41. Subsidiary Security Agreement shall mean the Subsidiary
Security Agreement of even date herewith granted by the Subsidiary to Lender as collateral security for the Subsidiary Guaranty.

         SECTION 1.42. Take-Over Attempt shall mean any of the following occurrences:

         (a) Any person (other than a Related Company or a Related Person) shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 20% or more of the aggregate voting power of Borrower or any Related Company (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder); or

         (b) Any person shall have engaged in an Acquisition Transaction.
         SECTION 1.43. Termination Date shall mean December 31, 2000.

                                   ARTICLE II
                                    THE LOAN

         SECTION 2.01. The Loan. The Lender agrees, on the terms and conditions hereinafter set forth, to make a Loan to the Borrower in an amount not to exceed Fifty Million Dollars ($50,000,000.00) on the terms and conditions set forth herein and in the Note.

         SECTION 2.02. Making Advances.

         (a) Upon the terms and subject to the conditions herein set forth, the Lender shall from time to time make Advances to the Borrower under the Loan up to an aggregate principal amount at any one time outstanding not to exceed an amount equal to the Credit Facility. Any sums advanced pursuant to this Section and subsequently repaid may be re-borrowed from time to time, subject to the requirements of Section 2.02.

         (b) Borrower may use loan proceeds for any business purpose of Borrower.

         (c) Nothing herein shall obligate the Lender to make any Advance in excess of the maximum amount of the Credit Facility, nor prohibit the Lender from lending in excess of the maximum amount of the Credit Facility, the making of any or all Advances in excess of the maximum amount of the Credit Facility to be in the sole and absolute discretion of the Lender. If at any time an excess shall exist for any reason other than as specifically authorized by Lender, the Borrower shall repay to the Lender forthwith, without notice or demand, such amount as shall be necessary to eliminate such excess.

         (d) The Borrower shall give the Lender written or telegraphic notice of its request for an Advance by submitting a Request Notice at least three (3) Business Days prior to the requested date of the Advance. Each Request Notice shall specify the date and the amount of the requested Advance. Each Advance shall be in the minimum amount of $5,000.00 and in integral multiples of $1,000.00. The Lender shall make each Advance in immediately available funds by wire transfer to a deposit account designated by Borrower at its financial institution, as soon as practicable, but in no event later than 3 business days following the receipt by Lender of a Request Notice.

         (e) The Lender shall not be obligated to make Advances aggregating in excess of $12,000,000 during any fiscal quarter of Borrower.

         SECTION 2.03. Termination. Except as otherwise provided in this Agreement, the provisions of Section 2.02 relating to the making of Advances under the Note shall remain in effect until the Termination Date, and shall be terminated at such time unless otherwise renewed or extended by the Lender. Notwithstanding any such termination, and subject to Lender's right to

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exercise its rights and remedies under the Loan Documents upon the occurrence of an Event of Default or otherwise, all of the provisions of this Loan Agreement shall remain in effect while any part of the Loan remains outstanding, such termination affecting only those provisions relating to the making of Advances. All obligations of the Borrower in respect of the Note shall become due and payable on the Maturity Date, without notice or demand.

         SECTION 2.04. Excess Advances. Any Advances made at any time during the term of the Loan by the Lender to the Borrower in excess of the face amount of the Note shall, while outstanding, be deemed part of the indebtedness of Borrower owed to the Lender under the Note and shall be equally subject to all of the terms and provisions of this Agreement and the Loan Documents. Any reference in any Loan Documents to the indebtedness or amounts owed under this Agreement and the Note is hereby deemed to include such excess Advances.

         SECTION 2.05. Increase in Loan Amount. The amount of the Loan may be increased from time to time by the execution and delivery of an amendment to this Agreement setting forth the amount of such increase, duly executed by the Lender and the Borrower, and the execution and delivery by the Borrower of a note in substantially the form of Exhibit I attached hereto in the principal amount of such increase. Upon execution and delivery of any such note, any reference to the term "Loan Documents" herein or in any Loan Document shall be deemed to include reference to such note.

         SECTION 2.06. Payments and Computations. The Borrower shall make each payment under any Loan Document not later than 3:00 p.m. (New York City time) on the day when due in lawful money of the United States of America to the Lender at its address referred to in Section 9.02 in immediately available funds. All computations of interest under the Note shall be

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made by the Lender on the basis of a 360-day year, for the actual number of days
(including the first day but excluding the last day) elapsed.

         SECTION 2.07. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

         SECTION 2.08. Termination of Facility. The Lender's obligation to make available to the Borrower the Credit Facility and to make Advances thereunder shall terminate, at the Lender's option, upon the occurrence of any of the following events:

         (i) termination of the availability of the Credit Facility pursuant to Section 2.03; or

         (ii)     an Event of Default.

                                   ARTICLE III
                              CONDITIONS OF LENDING

         SECTION 3.01. Conditions Precedent to Closing. The obligation of the Lender to close the Loan and make any Advances hereunder at closing shall be subject to the condition precedent that the Lender shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance satisfactory to the Lender:

         (a)      The Note, duly executed by the Borrower;

         (b)      The Registration Rights Agreement, duly executed by the
                  Borrower;

         (c)      The Security Agreement, duly executed by the Borrower;

         (d)      The Patent Security Agreement, duly executed by the Borrower;

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         (e)      UCC-1 financing statements with respect to the security
                  interests granted to Lender under the Loan Documents for such locations as the Lender may deem necessary to perfect the Lender's security interests, duly executed by the Borrower;

         (f) A conditional assignment of Borrower's lease(s) of real property, together with a written consent to such assignment from Borrower's landlord(s) and a written waiver by such landlord(s) of certain rights of landlord under its lease(s) in furtherance of the exercise by Lender of its rights under the Security Agreement, all in form and substance satisfactory to Lender;

         (g) A binder of an endorsement to Borrower's fire, hazard and extended coverage insurance policy (with a long form endorsement) with respect to the assets given as collateral pursuant to the Security Agreement showing the Lender as loss payee in form satisfactory to the Lender and to Borrower's comprehensive liability policy (with a long form endorsement) and Borrower's product liability policy (with a long form endorsement) with respect to Borrower's business showing the Lender as an additional insured under such policy;

         (h) A binder of an endorsement to business interruption coverage insurance policy (with a long form endorsement) with respect to Borrower's business showing the Lender as loss payee in form satisfactory to the Lender;

         (i) A certified copy of the resolutions of the board of directors of the Borrower approving this transaction in the form attached as Exhibit III;

         (j) A certificate of the secretary or an assistant secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign each Loan

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                  Document to which it is a party and the other documents to be delivered by it hereunder;

         (k) Copies of consents of third parties necessary for the consummation of this transaction;

         (l)      The Subsidiary Guaranty, duly executed by the Subsidiary;

         (m)      The Subsidiary Security Agreement, duly executed by the
                  Subsidiary;

         (n)      The Stock Pledge Agreement, duly executed by the Borrower;

         (o) A favorable opinion of counsel for the Borrower, in substantially the form of Exhibit IV and as to such other matters as the Lender may reasonably request; and

         (p) Such other documents and information as the Lender may reasonably request.

         SECTION 3.02. Conditions Precedent to Advances. The obligation of the Lender to make any Advances under the Note is subject to the condition precedent that the Lender shall have received at least three Business Days before the date of such Advance, in form and substance satisfactory to the Lender:

(a) A Request Notice, the representations and warranties contained within which shall be true and accurate as of the date of the Advance being requested;

(b) The representations and warranties contained in Section 5.0l below shall be true and correct on and as of the date of such requested Advance as though made on and as of such date;

(c) As of the date of such requested Advance, no event shall have occurred and be continuing, or would result from the Advance requested thereby, which would constitute an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both;

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(d)      As of the date of such requested Advance, there shall not have occurred any material adverse change in the business or financial operations or condition of the Borrower or in its management;

(e) As of the date of such requested Advance, there shall not be any pending, or to the best of its knowledge, threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator which is likely to have a materially adverse effect on the financial condition or operations of the Borrower;

(f) The Borrower shall waive any claim or defense based upon the occurrence of any action or inaction of Lender on or prior to the date of such requested Advance which Borrower believes at such time may (i) be actionable against Lender, or (ii) give rise to a defense to payment under the Loan Agreement or the Note for any reason, including without limitation, commission of a tort or violation of any contractual duty or duty implied at law;

(g) As of the date of such requested Advance, the death of Lender shall not have occurred; (h) The Lender, together with Lender's spouse and children and any entity of which Lender owns a majority interest, shall continue to own directly and indirectly at least forty percent (40%) of the outstanding shares of Common Stock of the Borrower; and

(i) Such approvals, opinions and documents as the Lender may reasonably request.

                                   ARTICLE IV
                                CONVERSION RIGHTS

         SECTION 4.01. Right to Convert. The holder of the Note is entitled, at his option, at any time and from time to time after the First Advance Date and while the Note is outstanding or any principal, interest or other sum owing under the Note or any other Loan Document is unpaid, to

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convert the principal amount of the Note (or any portion hereof which is
$100,000 or an integral multiple thereof) into shares of Common Stock, as said shares shall be constituted on the Conversion Date, at the Conversion Price, or if applicable, at the Adjusted Conversion Price in effect on the Conversion Date. The right to convert the Note into Common Stock shall survive any Acquisition Transaction, in which case the Conversion Price or the Adjusted Conversion Price then in effect shall be subject to adjustment as set forth in
Section 4.04(c) below.

         SECTION 4.02. Exercise of Conversion Rights. To exercise his right to convert all or any portion of the Note into Common Stock, the holder of the Note shall deliver the Conversion Notice and a photocopy of the Note to the Borrower at its address designated in Section 9.02 below. The Conversion Notice shall be in the form attached hereto as Exhibit V and shall set forth the Conversion Date, the amount of principal owed under the Note to be converted into Common Stock, whether any unpaid accrued interest is to be converted into Common Stock and, if so, how much interest is to be converted, and the registered holder of the Common Stock, if different from the holder of the Note. Within fifteen (15) days after delivery of a fully completed Conversion Notice and a photocopy of the Note by the holder of the Note or his designee, the Borrower shall deliver to the holder of the Note or, if different, the designated registered holder of the Common Stock, the following (which is hereinafter referred to collectively as the "Conversion Consideration"): (i) the number of shares of Common Stock determined in accordance with Section 4.03 hereof and the Note, (ii) payment in New York Clearing House funds or other funds acceptable to the holder of the Note of an amount equal to any portion of unpaid accrued interest owed under the Note which is not converted into Common Stock as designated in the Conversion Notice, (iii) if the Note is not fully converted into Common Stock, a replacement Note for the remainder of the outstanding principal

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balance in the form of Exhibit I attached hereto, bearing interest at the same rate as the original Note and maturing on the Maturity Date; and (iv) if the
Note is not fully converted into Common Stock, payment of cash in lieu of any fractional shares of Common Stock, based on the then current market value of Common Stock. No adjustment is to be made on conversion for dividends on shares of Common Stock issued on conversion. Upon receipt of the Conversion Consideration, the Lender shall promptly deliver to the Borrower at its address designated in Section 9.02 below the Note, accompanied (if so required by the Borrower) by instruments of transfer, in form satisfactory to the Borrower, duly executed by the holder or by his duly authorized attorney in writing.

         SECTION 4.03. Determination of Number of Shares. Upon exercise of his conversion rights, the holder of the Note shall be entitled to the number of shares of Common Stock determined by dividing the then outstanding principal balance of this Note or such lesser amount of principal designated for conversion in the Conversion Notice, plus the portion of unpaid accrued interest designated for conversion in the Conversion Notice, by the Conversion Price or, if applicable, the Adjusted Conversion Price. The Borrower is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest unless only a portion of the Note is being converted, in which case the amount of any fractional shares shall become part of outstanding principal under the replacement Note.

         SECTION 4.04. Adjusted Conversion Price. The Conversion Price shall be adjusted as follows:

         (a) In the event of any stock split, reverse stock split, stock dividend or any other similar event, the Conversion Price or any subsequent Adjusted Conversion Price then in

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                  effect shall be subject to an equitable adjustment to prevent dilution or increment of the percentage entitlement of the holder of the Note to convert to Common Stock. The Conversion Price (or any subsequent Adjusted Conversion Price then in effect) shall be adjusted so that the number of shares of Common Stock issuable upon conversion of the Note shall constitute the same proportionate percentage ownership of the Borrower's Common Stock to which the holder of the Note would have been entitled immediately prior to the occurrence of such stock split, reverse stock split, stock dividend or other similar event.

         (b) The Conversion Price and any Adjusted Conversion Price after adjustment pursuant to the terms of this subsection, subsection (a) above or subsection (c) below shall be decreased in the event of the issuance or sale (other than the issuance or exercise of stock options pursuant to an officer, director, employee or consultant stock option plan adopted by the Borrower) of any Common Stock, or rights, options or warrants to acquire Common Stock, or any other security convertible to Common Stock (the "New Securities") which would result in the holder of such New Securities in owning Common Stock at a price per share less than the Conversion Price or the Adjusted Conversion Price then in effect (the "New Securities Issuance Price"). In this event, the Conversion Price or the Adjusted Conversion Price then in effect shall be reduced to the New Securities Issuance Price, which will then become the Adjusted Conversion Price.

         (c) In the event of an Acquisition Transaction in which holders of Common Stock receive cash, property and/or securities with a per share value (the "Acquisition Price") less

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                  than the Conversion Price or the Adjusted Conversion Price then in effect, the Conversion Price or the Adjusted Conversion Price then in effect shall be reduced to the Acquisition Price, which will then become the Adjusted Conversion Price in effect immediately after the Acquisition Transaction.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01. Representations and Warranties of the Borrower. Except as otherwise disclosed in a schedule or schedules attached hereto and made a part hereof, the Borrower represents and warrants as follows:

         (a) The Borrower is a corporation duly incorporated, validly existing and its status is active under the laws of the State of Florida, has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which failure to so qualify would have a material adverse effect on the transaction contemplated hereby.

         (b) The authorized capital stock of the Borrower consists exclusively of (A) 50,000,000 shares of Common Stock, par value $.01 per share, of which 17,894,529 shares are issued and outstanding as of July 30, 1999, and (B) 10,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding. All issued and outstanding shares of the capital stock of the Borrower and of each of its subsidiaries have been fully paid, were duly authorized and validly issued, are nonasesssable and have been issued pursuant to an effective registration statement under the

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                  Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

         (c) The execution, delivery and performance by the Borrower of this Agreement, the Note and each other Loan Document to which the Borrower is a party have been duly authorized by all necessary corporate action and do not and will not:

                  (i) require any consent or approval of the share-holders of the Borrower not already obtained;

                  (ii)     contravene the Borrower's governing documents;

                  (iii) violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;

                  (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or

                  (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than arising under a Loan Document) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; and the Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of any Loan Document to which it is or will be a party.

         (e) This Agreement is, and each other Loan Document to which the Borrower will be a party when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, and there has not occurred any action or inaction of Lender which Borrower believes may (i) be actionable against Lender, or (ii) give rise to a defense, to payment hereunder or under the Note for any reason, including without limitation, commission of a tort or violation of any contractual duty or duty implied at law.

         (f) The consolidated balance sheet of the Borrower as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, audited by Arthur Andersen, LLP, copies of which have been furnished to the Lender, fairly present the financial condition of the Borrower as at such date and its results of operations for the year then ended in accordance with generally accepted accounting principles, consistently applied, and since December 31, 1998 there has been no material adverse change in such condition or operations.

         (g) There is no pending, or to the best of its knowledge, threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Borrower.

         (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         (i) There are no recorded and/or perfected mortgages, deeds of trust, liens, security interests or, to the best of its knowledge, other charges and encumbrances (including liens or the retained titles of conditional vendors) of any nature whatsoever on any properties of the Borrower other than those permitted under Section 6.02(a) hereof.

         (j) The Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof.

         (k)      Environmental Matters.

                  (i) The Borrower has obtained all material permits, licenses and other authorizations required under Environmental and Safety Requirements, except for any licenses, permits or authorizations the failure to obtain which would not reasonably be expected to have a material adverse effect on the operations or financial condition of the Company.

                  (ii) The Borrower is in material compliance with all material terms and conditions of any required material permits, licenses, and authorizations and with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental and Safety Requirements or any notice or demand letters issued, entered, promulgated or approved thereunder, except where the failure to so comply would not reasonably be expected to have a material adverse effect on the operations or financial condition of Borrower.

                  (iii) The Borrower has not received any material written notice, demand, complaint, or order from any governmental authority or private party relating to material environmental impairments or liabilities with respect to the operation of its businesses or any of its real properties or advising the Borrower that it is potentially responsible for material response costs or remediation with respect to a release or threatened release of Hazardous Materials, any of which, if adversely resolved, would reasonably be expected to have a material adverse effect on the operations or financial condition of the Borrower.

                  (iv) None of the real property owned or leased by the Borrower is subject to a private or governmental lien arising under Environmental Laws.

         (l) No information, exhibit or report furnished by the Borrower to the Lender in connection with the negotiation of this Agreement or any other Loan Document or any representations and warranties herein contains or contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading. Borrower acknowledges that the Lender is relying upon these representations and warranties in making the loan contemplated herein.

                                   ARTICLE VI
                            COVENANTS OF THE BORROWER

         SECTION 6.01. Affirmative Covenants. So long as the Note shall remain unpaid, the Borrower will, unless the Lender shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

         (b) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates.

         (c) Maintenance of Properties, Etc. Maintain and preserve all of its properties, necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted.

         (d) Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Borrower.

         (e) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties and in which the failure to qualify would have a material adverse effect on Borrower's business or prospects.

         (f) Access to Records. At any reasonable time and from time to time, upon at least three days' oral or written notice (unless the Borrower is in default, in which case no notice shall be necessary), permit the Lender or any agents or representatives thereof during normal business hours to examine and at Borrower's expense make copies of and abstracts from the records and books of account of, and to visit the properties of, the Borrower and to discuss the affairs, finances and accounts of the Borrower with any of its officers or directors; provided, however, that prior to the occurrence of an Event of Default no such actions by the Lender shall be taken in a manner that would disrupt Borrower in the conduct of its business. Until such time as Lender enforces its rights and exercises it remedies upon or after an Event of Default, Lender shall keep confidential any information which it obtains in the course of such examination and investigation and shall not disclose such information to anyone other than agents, representatives and advisors of Lender, except that this obligation to keep information confidential shall not apply to information that (i) is already in Lender's possession, provided that such information is not known by Lender to be subject to another confidentiality agreement with or other obligation of secrecy to the Borrower or another party, (ii) becomes generally available to the public other than as a result of a disclosure by Lender or Lender's agents, representatives or advisors or (iii) becomes available to Lender on a nonconfidential basis from a source other than the Borrower or its advisors, provided that such source is not known by Lender to be bound by a confidentiality agreement with or other obligation of secrecy to the Borrower or another party.

         (g)      Reporting Requirements. Furnish to the Lender:

                  (i) as soon as available and in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Borrower other than the fourth quarter, a consolidated balance sheet of the Borrower as of the end of such quarter and the related consolidated statements of operations and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief accounting officer of the Borrower, together with a certificate of such chief accounting officer stating that as of the date of such certificate there is no continuing Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default, or, if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken or proposes to take with respect thereto;

                  (ii)     as soon as available and in any event within ninety
                           (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the

                           Borrower as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal year, certified without material qualification by the Company's independent public accountants acceptable to the Lender, which shall be one of the six largest national public accounting firms;

                  (iii) as soon as possible and in any event within five (5) days after the Borrower has knowledge of the occurrence of each Event of Default, continuing on the date of such statement, the statement of the chief accounting officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken or proposes to take with respect thereto;

                  (iv)     as soon as available, and in any event within five
                           (5) days thereafter, notification of any proposed or pending change of executive officers of the Borrower (as defined in the rules and regulations of the Securities and Exchange Commission);

                  (v) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower of the type described in Section 5.01(g) hereof;

                  (vi) promptly after the furnishing thereof, copies of any statement or report furnished to any financial institution or other lender pursuant to the terms of any loan or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this subsection (g);

                  (vii)    as soon as available, and in any event within five
                           (5) days thereafter, notification of (X) any bona fide proposal to Borrower or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction, or (B) the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of, or the filing of a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control securities representing 10% or more of the aggregate voting power of Borrower or any Related Company; and

                  (viii) such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

         SECTION 6.02. Negative Covenants. So long as the Note shall remain unpaid, the Borrower will not, without the written consent of the Lender:

         (a) Liens, Etc. Create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any Debt of any Person, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances:

                  (i) existing as of the date hereof and listed in Schedule A attached hereto and made a part hereof;

                  (ii) for taxes, assessments or governmental charges or levies on property of the Borrower if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                  (iii) imposed by law, such as carriers, landlord's, warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business;

                  (iv) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; or

                  (v) securing Permissible Equipment Financing Indebtedness or Permissible Letter of Credit Indebtedness.

         (b)      Debt. Create or suffer to exist any Debt, except:

                  (i) Debt existing as of the date hereof and listed in Schedule A attached hereto;

                  (ii)     Debt under the Loan Documents;

                  (iii)    Permissible Equipment Financing Indebtedness

                  (iv) Permissible Letter of Credit Indebtedness, including without limitation the $3,000,000 Letter of Credit Agreement dated July 17, 1999 with First Union National Bank; provided that the indebtedness thereunder shall at no time exceed the $2,000,000 limitation set forth in Section 1.30 above; and

                  (v)      Debt authorized under subsection 6.02(c).

         (c) Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any Debt or indebtedness, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         (d) Loans and Investments. Lend or advance money, credit or property to any Person or invest (by capital contribution or otherwise) in any Person, or purchase or repurchase of the stock or indebtedness or all or a substantial part of the assets or properties of any Person, or agree to do any of the foregoing, except for:

                  (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America and which mature within one year from the date of acquisition thereof;

                  (ii) investments in commercial paper of any corporation with a maturity not in excess of thirty days from the date of acquisition thereof and rated P-1 or better by Moody's Investors services Inc., or A-1 or better by Standard & Poor's Corporation;

                  (iii) investments in certificates of deposit with a maturity not in excess of ninety days from the date of acquisition thereof, issued by any commercial bank organized and existing under the laws of the United States of America or under any state of the United States of America and having a combined capital and undivided surplus of not less than $100,000,000, provided, however, that certificates of deposit at any one bank shall at no time exceed ten percent (10%) of the undivided capital and surplus of such bank;

                  (iv) accounts receivable owing to the Borrower, if created or acquired in the ordinary course of business in connection with the sale by the Borrower of inventory and payable or dischargeable in accordance with customary trade terms; commission advances and other advances to officers and employees for travel and other business-related expenses, each in the ordinary course of business; and

                  (v) Loans and advances in each instance in an amount of not more than $10,000 and in the aggregate with respect to such loans and advances in an amount of not more than $100,000.

         (e) Mergers, Etc. Merge or consolidate with any Person in a transaction after which the holders of voting shares of Borrower (or of any class of voting shares of Borrower) immediately prior to such transaction fail to own at least a majority of the voting shares of the surviving entity (or of the shares of such class of voting shares of the surviving entity) following such transaction.

         (f) Sales, Etc. of Assets. Sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) substantially all of its assets (whether now owned or hereafter acquired), or of substantially all of the assets of any direct or indirect subsidiary of Borrower, to an unaffiliated Person.

         (g) Change in Board Control. Enter into a transaction after which the members of the board of directors of Borrower immediately prior to such transaction fail to constitute at least a majority of the board of directors of the surviving entity following such transaction.

         (h) Change in Nature of Business. Make any material change in the nature of the business of the Borrower, taken as a whole, as carried on at the date hereof.

         (i) Purchase of Securities. Purchase, acquire, redeem or retire, or make any commitment to purchase, acquire, redeem or retire, any of its capital stock, whether now or hereafter outstanding.

         (j) Issuance of Securities. Issue any stock or other securities in addition to, in substitution for or in respect of its currently outstanding capital stock, or raise capital or funds from the capital markets in consideration for the present or future issuance of any form of securities of the Borrower.

         (k) Prohibited Transfers. Transfer, in any manner, either directly or indirectly, any cash, property, or other assets to any parent or any of its affiliates or subsidiaries, other than sales made in the ordinary course of business and for fair consideration on terms no less favorable than if such sale had been an arms-length transaction between the Borrower and an unaffiliated entity.

         (l) Charter Amendments. Amend its articles or certificate of incorporation without the prior written consent of Lender.

         SECTION 6.03. Financial Covenants. So long as the Note shall remain unpaid, the Borrower will not fail, without the prior written consent of the Lender, to comply with the financial covenants set forth in Schedule B.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         SECTION 7.01. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

         (a) The Borrower shall, unless the Lender otherwise consents in writing, fail to pay any installment of principal of, or interest on, the Note within ten (10) days after such payment is due; or

         (b) Any representation or warranty made by the Borrower (or any of its officers) under or in connection with any Loan Document or any other document delivered in connection therewith shall prove to have been incorrect in any material respect when made; or

         (c) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document, or in any other document delivered in connection therewith, on its part to be performed or observed and, in the case of a term, covenant or agreement other than one requiring payment of funds to Lender, any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to such Borrower by the Lender; provided, however, that if by the end of such thirty day period the Borrower has substantially cured the applicable failure, and such failure has not caused, and is not expected to immediately cause, a material adverse effect on the Borrower or its subsidiaries, the Borrower shall have an additional thirty (30) days to remedy the failure; or

         (d)      The Borrower shall:

                  (i) fail to pay any Debt of such Borrower to the Lender (excluding Debt evidenced by the Note), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or

                  (ii) fail to pay any other Debt in excess of $250,000.00 (excluding Debt owed to the Lender) of such Borrower, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or

                  (iii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate (or, in the case of Debt owed to Lender, is to entitle Lender to accelerate) the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

         (e) The Borrower shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, which proceeding is not dismissed within thirty (30) days after being instituted; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

         (f) A non-appealable final judgment or order for the payment of money shall be rendered against the Borrower to the extent to which such judgment or order exceeds $250,000.00 (or, in the case of insurance coverage for such payment, exceeds such insurance payment by $250,000.00); or

         (g) Any provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on the Borrower which is a party thereto, or the Borrower shall so state in writing; or

         (h) Any material adverse change in the financial condition or business operations of the Borrower shall occur and be continuing; provided, however, that in no event shall the lack of Borrower's working capital constitute such a material adverse change; or

         (i)      The dissolution or liquidation of the Borrower; or

         (j)      The occurrence of an Acquisition Transaction; or

         (k)      A Take-Over Attempt.

         SECTION 7.02. Remedies Upon Default. Upon the occurrence of an Event of Default, the Lender may, at its option, either separately or cumulatively:

         (a) declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

         (b) convert the Note into common stock as provided in the Note and this Agreement;

         (c) exercise any or all of its rights or remedies permitted by applicable law of a secured party under the Security Agreement or the Patent Security Agreement;

         (d) if such Event of Default occurs prior to the Termination Date, notify the Borrower in writing of the termination of the making of Advances under Section 2.02, upon which notification the Borrower shall no longer be entitled to Advances under the Note; and

         (e) exercise any or all of its rights or remedies permitted by applicable law in any capacity under the Loan Documents or applicable law.

                                   ARTICLE VII
              INDEMNIFICATION AND LIMITATION ON LIABILITY OF LENDER

         SECTION 8.01. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, and recording of the Loan Documents, and the other documents to be delivered under the Loan

Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel for the Lender and fees and out-of-pocket expenses of Lender's advisors with respect thereto, and all costs and expenses, if any, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel for the Lender, in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents, the filing or recording of financing statements and other documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, insurance premiums or encumbrances, or in defending or prosecuting any actions or proceedings arising out of or related to this Agreement or any other Loan Document or any obligations of Borrower to the Lender and the amount of all claims in connection therewith. In addition, the Borrower shall pay any and all documentary or similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents, in connection with the making of Advances and in connection with the conversion of the Note into common stock of the Borrower and the registration of such stock under the securities laws, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 8.02. General Indemnification. Except as otherwise provided in the Registration Rights Agreement, Borrower hereby agrees to defend the Lender and its officers, directors, agents, employees, and counsel from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, interests, judgments, costs and expenses incurred by any of them, including without limitation reasonable attorneys fees and disbursements, arising out of or in connection with the making, administration, or enforcement of the Loan or the execution of this

Agreement or any other Loan Document, other than as such may be caused by Lender's or such other Person's willful misconduct. All obligations provided for in this Section 8.02 shall survive any termination of this Agreement and any other Loan Document.

         SECTION 8.03. Environmental Indemnification.

         (a) Borrower hereby agrees to defend the Lender and its officers, directors, agents, employees, and counsel from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, interests, judgments, costs (including without limitation cleanup costs) and expenses incurred by any of them, including without limitation reasonable attorneys fees and disbursements, arising out of or in connection with
                  (i) the presence on or under or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, any real property owned or leased by the Borrower of any Hazardous Materials caused by, or within the control of, the Borrower or claims asserted or arising under any Environmental Laws, which may require the remediation of such Hazardous Materials by the Borrower or the Lender or any successors or assigns thereof, or (ii) any representation or warranty by the Borrower contained in Section 5.01(k) being false or untrue in any material respect.

         (b) If the Borrower receives any written notice of (i) a Hazardous Discharge affecting the Borrower or its real properties or
                  (ii) an Environmental Complaint from any Person, including, without limitation, the United States Environmental Protection Agency or any agency, department or authority of the State of Florida, then the Borrower will give, within ten (10) Business Days, oral and written notice of same to the Lender.

         (c) Without limitation of its rights under this Agreement, the Lender shall have the right, but not the obligation after providing written notice to Borrower and a reasonable opportunity for Borrower to respond, to enter onto any of Borrower's real properties or in the event Borrower fails to act or respond, to take such other reasonable actions as it deems reasonably necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise comply with Environmental Laws, or participate in such actions, in coordination with Borrower for so long as no Event of Default exists, with respect to any such Hazardous Discharge or Environmental Complaint upon its receipt of any formal written notice from any Person, including, without limitation, the United States Environmental Protection Agency, asserting the existence of any Hazardous Discharge or Environmental Complaint on or pertaining to any of the Borrower's real properties which, if true, could reasonably be expected to result in an order, suit or other action against the Borrower affecting any part of its real properties by any governmental agency or otherwise and which could reasonably be expected to have a material adverse effect on Borrower's operations or financial condition. All reasonable costs and expenses incurred by the Lender in the exercise of any such rights herein shall be payable by the Borrower upon demand, together with interest thereon at a rate equal to the interest rate payable under the Note.

         (d)      The indemnity obligations of the Borrower under this Section
                  8.03 shall survive payment of the Note.

         SECTION 8.04. Limitation on Liability of Lender. The Borrower hereby waives any claim or defense arising out of or in any way related to the Loan based upon the occurrence of any action or inaction of Lender on or prior to the Closing Date which Borrower believes may (i) be actionable against Lender, or (ii) give rise to a defense to payment hereunder or under the Note for any reason, including without limitation, commission of a tort or violation of any contractual duty or duty implied at law. Lender shall not be responsible for any lost profits of Borrower arising from any breach of contract, tort or any other wrong arising from the establishment, administration or collection of the Loan.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed certified, return receipt requested, or telegraphed or delivered, if to the Borrower, at its address at 1001 Brickell Bay Drive, 25th Floor, Miami, FL 33131, Attention: President; if to the Lender, at its address at Michael Jaharis, c/o Steven K. Aronoff, P.C., 475 Park Avenue South, 23rd Floor, New York, New York 10016, with a copy to Steven K. Aronoff, Esq. at such address, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

         SECTION 9.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.04. Accounting Terms. Except as otherwise stated herein, all accounting terms not specifically defined herein or in any schedule or exhibit hereto shall be construed in accordance with generally accepted accounting principles, applied on a consistent basis with those of the period ended December 31, 1998, modified to reflect those changes in generally accepted accounting principles as may be mutually accepted by Lender and Borrower for the purposes of this Agreement.

         SECTION 9.05. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note, irrespective of whether or not the Lender shall have made any demand under this Agreement or the Note. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

         SECTION 9.06. Binding Effect; Governing Law. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

         SECTION 9.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 9.08. Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole but this Agreement shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

         SECTION 9.09. Conflicts. In the event that any provision of this Agreement conflicts with any of the Loan Documents delivered in connection with the transaction contemplated herein, the terms of this Agreement shall control, notwithstanding any such conflicts.

         SECTION 9.10. Survival. The representations and warranties contained herein shall survive the execution of this Agreement by the parties herein.

         SECTION 9.11. WAIVER OF RIGHTS. BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION. BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAW.

         SECTION 9.12. SUBMISSION TO JURISDICTION; WAIVER OF BOND. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE STATE OF CONNECTICUT OR FLORIDA AND WAIVES ANY OBJECTION WHICH THE BORROWER MAY

HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS, TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 9.02 ABOVE AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THE BORROWER'S ADDRESS. THE BORROWER WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH, MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE LENDER. NOTHING CONTAINED IN THIS SECTION AFFECTS THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECTS THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 9.13. WAIVER OF JURY TRIAL. THE BORROWER WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY WHICH BORROWER MAY HAVE IN ANY PROCEEDING BETWEEN LENDER AND BORROWER.

         SECTION 9.14. WAIVER OF PLAINTIFF'S RIGHTS. THE BORROWER HEREBY AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING AGAINST THE LENDER IN THE JURISDICTION OF ANY LOCAL, OR FEDERAL

         COURT LOCATED WITHIN THE STATE OF FLORIDA UNLESS THE LENDER EXPRESSLY CONSENTS THERETO IN WRITING.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above given.

                                       KOS PHARMACEUTICALS, INC.

                                       By:      /s/Daniel M. Bell
                                                -------------------------------
                                       Name:    Daniel M. Bell
                                       Title:   President and Chief Executive
                                                Officer

                                       /s/ Michael Jaharis
                                       ----------------------------------------
                                       MICHAEL JAHARIS

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF             )

         On the ______ day of September, 1999, before me came Daniel M. Bell, to me known, who, being by me duly sworn, did depose and say that he resides at No.______________________________________________________________; that he is the President of Kos Pharmaceuticals, Inc., the corporation described in and which executed, the foregoing instrument; that the foregoing instrument was executed without corporate seal by order of the Board of Directors of said corporation; that he signed his name thereto by like order.

                                            ------------------------------
                                            Notary Public
                                            My commission expires:

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF             )

         On the ____ day of September, 1999, before me came Michael Jaharis, to me known to be the individual described in, and who executed the foregoing instrument, and acknowledged that he executed the same.

                                            ----------------------------
                                            Notary Public
                                            My Commission expires:

         LIST OF SCHEDULES AND EXHIBITS
         ------------------------------

SCHEDULES
---------

A        -        LIST OF DEBTS AND LIENS

B        -        FINANCIAL COVENANTS

EXHIBITS
--------

I        -        NOTE

II       -        REQUEST NOTICE

III      -        CORPORATE RESOLUTIONS OF BORROWER

IV       -        OPINION LETTER OF BORROWER'S COUNSEL

V    -    CONVERSION NOTICE

                                   SCHEDULE A

                            EXISTING DEBTS AND LIENS

1. Debt under Master Equipment Lease No. E119 dated April 15, 1998 with Essex Capital, Inc. (assigned to Gramercy Leasing Services, Inc.)

2. Debt under Equipment Lease Agreement with Vendor Lease Management Group for lease of 238 Mobile Pro 750C H/PC, S1424-04A03

3.       $3,000,000 Line of Credit dated July 17, 1999 with First Union National
         Bank.

4. $30,000,000 Revolving Credit and Loan Agreement dated as of July 1, 1998 payable to Lender.

5. Leases with Copyco dated June 26, 1997, July 31, 1997, August 13, 1997, September 30, 1997, December 10, 1997 and one undated lease for Toshiba office equipment and LAN software equipment subsequently assigned to AT&T Capital Leasing.

6. Leases with Copyco dated March 17, 1998, March 23, 1998 and March 24, 1998 for Toshiba office equipment subsequently assigned to AT&T Capital Leasing.

7.       Lease with Danka dated June 10, 1996 for Canon office equipment.

                                   SCHEDULE B

                               FINANCIAL COVENANTS

1. So long as the Note shall remain unpaid, the Borrower will not, without the prior written consent of the Lender:

         (a) Operating Expenses. Incur operating expenses in any fiscal year (exclusive of license fee payments) in excess of the following amounts (determined on a cumulative basis):

    ------------------------------------ ---------------------------------
             At end of
    ------------------------------------ ---------------------------------
    ------------------------------------ ---------------------------------
    1st Quarter                          $ 25,000,000
    ------------------------------------ ---------------------------------
    2nd Quarter                          $ 48,000,000
    ------------------------------------ ---------------------------------
    3rd Quarter                          $ 72,000,000
    ------------------------------------ ---------------------------------
    4th Quarter                          $ 95,000,000
    ------------------------------------ ---------------------------------


(b) Current Liabilities. Permit the total of accounts payable and accrued expenses to exceed $12,000,000 for a continuous period of more than 30 days or to exceed $14,000,000 at any one time.

                                    EXHIBIT I

                                   EXHIBIT II

                                 REQUEST NOTICE

To:      _________________________ (the "Lender")

the undersigned hereby certifies that it has been prepared consistent with the terms, conditions and definitions of the Revolving Credit and Loan Agreement between the Borrower and the Lender, dated September 1, l999 (the "Loan Agreement").

The undersigned in his or her capacity as an officer of the Company further certifies that:

         l. The representations and warranties contained in Section 5.0l of the Loan Agreement are correct on and as of the date hereof as though made on and as of this date; and

         2. No event has occurred and is continuing, or would result from the Advance requested hereby, which constitutes an Event of Default (as defined in the Loan Agreement) or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both;

         3. There has not occurred any material adverse change in the business or financial operations or condition of the Borrower or in its management;

         4. There is no pending, or to the best of its knowledge, threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator which is likely to have a materially adverse effect on the financial condition or operations of the Borrower.

         5. The Borrower hereby waives any claim or defense based upon the occurrence of any action or inaction of Lender on or prior to the date hereof which Borrower believes may (i) be actionable against Lender, or (ii) give rise to a defense to payment under the Loan Agreement or the Note (as defined in the Loan Agreement) for any reason, including without limitation, commission of a tort or violation of any contractual duty or duty implied at law.

         6. The above information is true and correct as of the date hereof.

Dated this_____day of_________,_________

                                      -----------------------------------
                                      By
                                      Name:
                                      Title:

                                    EXHIBIT V

                                CONVERSION NOTICE

To Kos Pharmaceuticals, Inc. [or any successor corporation]:

         The undersigned owner of that certain Note dated September 1, 1999 in the original principal amount of $50,000,000.00 made payable by Kos Pharmaceuticals, Inc. (the "Company") to Michael Jaharis (the "Note") hereby irrevocably exercises the option to convert the Note, or portion thereof (which is $100,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Loan Agreement referred to in the Note, effective as of the Conversion Date designated below, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for unpaid accrued interest and/or for fractional shares and any note representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.

Dated: ____________                 ________________________________

                                            ---------------------------------
                                                          Signature

Conversion Date: _________________

Principal amount to be converted (in an integral multiple of $100,000, if less than all): $______________

Unpaid accrued interest to be converted: $_____________

Principal amount of replacement Note, if any: $______________

Fill in for registration of shares of Common Stock and replacement Note (if applicable) if to be issued otherwise than to the registered holder:

______________________________              Social Security or
(Name)                                      Other Taxpayer
                                            Identifying Number:

Address:
-------------------------------             -------------------
-------------------------------
-------------------------------